UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT:  February 23, 2005

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its charter)

OHIO	31-0455440
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

600 ALBANY STREET, DAYTON OHIO	45408
(Address of principal executive offices)	(Zip Code)

(937) 443-1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2005, the Compensation Committee of the Board of Directors of The Standard Register Company adopted an annual short-term incentive compensation plan (“Bonus Plan”) for executive officers with respect to the 2005 budget year.  The Bonus Plan provides for one-time cash awards payable in February 2006, conditioned upon attainment of a minimum pre-determined threshold of adjusted operating earnings per share (“EPS”) in 2005.  A range of cash award is achievable depending upon attainment of threshold, target, or over-target EPS performance.  The awards are expressed as specified percentages of each officer’s base salary.  The target cash award for which each executive officer is eligible ranges from 25% to 37.5% of base salary at the target EPS performance, depending on the executive officer’s position.  No bonus is payable if the threshold EPS minimum is not met.  The maximum bonus an executive officer can earn under the Bonus Plan is 75% to 112% of that officer’s base salary in the event the EPS performance is 33% above target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

THE STANDARD REGISTER COMPANY

Date:  February 25, 2005

/s/ Kathryn A. Lamme

By:  Kathryn A. Lamme

Vice President, General Counsel &

Secretary